EXHIBIT 10.10
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                              2525 CORAL WAY BLDG.
                            3510 Coral Way, Suite 200
                              Miami, Florida 33145

                            B U S I N E S S  L E A S E
                            - - - - - - - -  - - - - -

This Agreement is entered between 2525 CORAL WAY BLDG., hereinafter called the Lessor, and LEE'S PRESCRIPTION SHOP, INC., hereinafter called the Lessee or Tenant, on July 14, 1994.

By this Agreement, the Lessor agrees to lease to Lessee, Suite Nos. 101 and 110, of the 2525 Coral Way Building, located at 2525 S.W. 3rd Avenue, Miami, Florida 33129, for the term of four years, under the following terms and conditions:

Commencing on August 1, 1994, Lessee will pay to Lessor the amount of $2,400.00 per month, plus $156.00 for Florida tax on rents, for a total monthly payment of $2,556.00, and a like sum of $2,556.00 on the first day of each and every consecutive month until July 1, 1995. The rent for the following years, that is from August 1, 1995, to July 1, 1998, will be subject to a yearly adjustment based on the Consumer Price Index for All Urban Consumers (CPI-U).

The rent payments shall be made to the Lessor in advance and shall be due and payable on the first day of each month at the office of 2525 Coral Way Bldg., c/o Darpel Investments, Inc., located at 3510 Coral Way, Suite 200, Miami, Florida 33145. Unpaid checks returned from the Bank, will be subject to a $25.00 processing fee, in addition to any Bank charges. Rent payments received after the 15th of the month will be subject to a late fee charge of $25.00. Failure to pay the due rent and the late fee charges by the end of the month, shall constitute a breach of contract.

Lessee hereby agrees to pay 9% Pro-Rata share portion of any increase in Real Estate Taxes over the 1978 Real Estate Taxes, and any other assessments made to the property by City or County authorities. There is not a security deposit on this Lease.

This Lease may be extended at the option of the Lessee for two additional three years periods, from and after August 1, 1998, under the same basic terms and conditions, with the exception of the rent which shall be subject to a yearly adjustment based on the Consumer Price Index for All Urban Consumers (CPI-U). Base rent to be used for these periods, will be the amount of rent that was computed for the preceding year, plus Florida sales tax on rents. These options must be exercised by giving Lessor sixty days written notice by registered or certified mail, prior the commencement of each term.

The Lease is not assignable or transferable, and therefore, Lessee shall have no right to assign, or sublet the premises, or any part thereof. Lessor agrees that leased premises are to be used for the operation of a retail pharmacy, including

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the sale of drugs,  pharmaceuticals,  supplies and all other items normally sold in a retail drug store. Lessor further covenants that no other space in said 2525 Coral Way Bldg., shall be used for the same line of business. Under no circumstances shall the premises be used for any illegal use or any business or use that will violate any Building and/or Zoning regulations.

Lessee hereby agrees and understands that during the option terms of this Lease, that is, after August 1, 1998, if the property of which the premises is part thereof is sold, Lessee agrees to vacate the premises within six (6) months written notification, and Lessee shall be entitled to a monetary compensation by Lessor in the amount equivalent to three (3) months rent, excluding Florida sales tax, at the rate that Lessee is paying at the time of notification. The payment of said compensation shall take place within fifteen (15) days after surrender of the premises, provided that all the terms and conditions under this Lease have been met, and that the Lessee is not under Bankruptcy or Liquidation. Payment of said amount shall constitute the full compensation and under no circumstances the Lessee shall be entitled to any other compensation whatsoever.

Lessee accepts the premises in their present condition. The Lessee may, at its own expense, remodel said premises as may be necessary for the conduct of its business, and all alterations and decorations in the interior of the premises covered by this Lease, shall be at the expense of Lessee, and have to be in compliance with Building Regulations, so that there will not be any Building and/or fire violations. All major alterations or additions, will need the written consent of the Lessor. If permanent alterations and/or remodeling are made by Lessee, Lessee hereby agrees to restore the premises to the original condition, if so requested by Lessor at its sole discretion. All inside repairs, including plumbing and electrical repairs, repairs and/or replacement of doors, and the maintenance and/or repairs of the Store, shall be for the account of Lessee. Lessee further agrees to properly maintain and service the existing sign on the front of the property. Any new signs or modifications to the existing sign will require the written approval from the Lessor.

It is agreed and understood, that Lessor does not carry any contents insurance against fire, theft, damage, etc., and Lessee hereby agrees to provide its own insurance at its cost and to hold Lessor harmless and not liable for any damage in the equipment, furniture or merchandise stored on or about the premises covered by this Agreement. All personal property placed in the premises shall be at risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or of any other person whomsoever. Lessee agrees not to store any hazardous materials on the premises and hereby agrees to exercise diligent care in moving merchandise and/or furniture, to prevent any damage to the Building, including by not limited to the elevator, floors, walls, doors, carpets, etc.

The Lessee or tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government, and shall also comply with all rules and regulations of the Southeastern Underwriters Association for the prevention of fires.

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The Lessor,  or any of its agents,  shall have the right to enter said  premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation of the Building.

Except for force majeure and interruptions for maintenance and/or repairs, the air conditioning service will be available Monday through Friday from 7:30 a.m. to 6:00 p.m.

Lessor shall supply electricity for normal office consumption only. It is understood that in the event that the Lessee may require more electricity, such additional consumption shall be at its expense. Lessor shall supply also janitorial services five days per week.

Recent Dade County regulations required to establish a "Mandatory Waste Recycling Program" in all commercial buildings, and Lessee hereby agrees to fully cooperate with any existing, or to be established recycling program in order to comply with Dade County Solid Waste Management Regulations, and if Lessee business so required, to pay for the cost involved in complying with said Dade County regulations.

Four (4) parking spaces are assigned to Lessee in the Building Parking Lot. It is agreed and understood that Lessor will not be held liable in any way for damages and/or lost due to the use of said parking spaces. It is not the Lessor's responsibility to take care of improperly or unlawfully parked vehicles in or about said spaces and/or access driveways. Lessee will cooperate with Lessor in keeping visitors spaces available for visitors, and agrees to advice and instruct his employees not to use said visitors spaces at any time whatsoever, and to hold Lessor harmless and not liable against any claims in the event their vehicles are towed away from the visitors and/or assigned parking spaces in the Building Parking Lot.

The parties hereto executed this instrument for the purpose herein expressed, the day and year above written.

Signed and witness in the presence of:


2525 CORAL WAY BLDG.                           LEE'S PRESCRIPTION SHOP, INC.


/s/ 2525 Coral Way Bldg.                       /s/ Lee's Prescription Shop, Inc.
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Lessor                                         Lessee



Witness:                                       Witness:


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For Lessor                                     For Lessee


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